Exhibit 99.1 FLOTEK ANNOUNCES THIRD QUARTER 2020 EARNINGS RESULTS Revenue Improves Sequentially Maintains Strong Balance Sheet HOUSTON, November 16, 2020 – Flotek Industries, Inc. ("Flotek" or the "Company") (NYSE: FTK) today announced results for the third quarter ended September 30, 2020. “It has been a challenging period as we continue to navigate through this global market disruption as a result of the health crisis and demand destruction due to the oversupply of crude oil. While our third quarter performance showed some positive signals, we continued to face some headwinds in the business, and our results did not meet our expectations,” said John W. Gibson, Jr., Chairman, President, and Chief Executive Officer. “Flotek is making the investments in the business today to create a strong foundation for 2021 and beyond. We executed a number of important initiatives in the quarter that, while difficult, are critical to the long-term success of the business. To support our long-term vision, we have diversified our business while building three strong business lines centered around creating value from chemistry. Through the acquisition of JP3, we have access to the ‘full stream’ across the hydrocarbon value chain, which positions the Company to benefit from the digital transformation of chemistry. Moreover, we have introduced a janitorial and sanitizing solutions product line that leverages our existing infrastructure and core competencies. Additionally, we see significant international growth opportunities across our business segments, which is an integral part of our long-term strategy to drive greater returns.” Third Quarter Financial Results Effective April 1, 2020, Flotek’s Energy Chemistry Technologies segment has been renamed the Chemistry Technologies segment and also includes the Company’s recently launched sanitizer and disinfectant operations. Flotek’s second segment, Data Analytics, was created in conjunction with the acquisition of JP3 Measurement, LLC (“JP3”) on May 18, 2020. Third quarter results for the Data Analytics segment include the first full quarter of JP3 results. • Consolidated Revenues: Flotek generated third quarter 2020 consolidated revenue of $12.7 million for the third quarter, up 43.5% from $8.9 million in the second quarter, and below the $21.9 million in the third quarter 2019. The sequential improvement was primarily driven by an uptick in energy chemistry activity as demand increased in domestic and international markets. The year-over-year decline in revenue reflects continued volatility in the macro-environment for U.S. onshore drilling and completion activity, further impacted by global economic events, as well as concerns related to COVID-19 pressuring productivity and customer demand across the oil and gas market. • Loss from Continuing Operations: The Company reported a loss from continuing operations for the third quarter 2020 of $45.2 million, or a loss of $0.66 per diluted share, compared to a loss from continuing operations in the third quarter 2019 of $11.2 million, or a loss of $0.19 per diluted share. The loss from continuing operations includes unusual, one-time charges related to inventory, finite-lived intangible assets, goodwill, and an earnout payment related to the acquisition of JP3, totaling $0.55 per diluted share, discussed below. o Impairment Charges: As a result of the extended impact of COVID-19 and the subsequent decline in oil and gas demand in the third quarter, Flotek recorded a goodwill impairment charge of $11.7 million and finite-lived intangible assets impairment charge of $12.5 million in the Data Analytics segment. o Inventory Write-downs: As a result of the Company’s product rationalization efforts where it evaluated historical inventory and reduced its product portfolio, Flotek recorded provisions for excess and obsolete inventory (E&O) of $9.6 million during the third quarter, including $5.7 million for Chemistry Technologies and $3.9 million for Data Analytics.

o Earn-out Provisions: As a part of the Company’s purchase agreement with JP3 and the related earn-out terms related to Flotek share price performance, the Company recorded an expense of $3.2 million. • Consolidated Operating Expenses: Consolidated operating expenses (excluding depreciation and amortization) were $29.5 million in the third quarter 2020, which included unusual, one-time expenses related to inventory of $9.7 million and the JP3 acquisition of $3.2 million, which contributed to an 24.7% increase from $23.6 million in the same period last year. • Corporate, General, & Administrative Expenses: Corporate general and administrative expenses for the third quarter of 2020 were $2.7 million compared to $5.7 million for the third quarter of 2019. • Adjusted EBITDA: Adjusted EBITDA for the third quarter 2020 was a loss of $6.5 million, which narrowed from the loss of $8.0 million during the third quarter of 2019, driven by headcount and expense reductions in freight, equipment rentals, and travel & entertainment. Balance Sheet and Liquidity As of September 30, 2020, the Company had cash and equivalents of $49.1 million. As previously disclosed on April 16, 2020, the Company received a $4.8 million loan and JP3 received a $0.9 million loan, both pursuant to the Paycheck Protection Program administered by the U.S. Small Business Administration as part of the Coronavirus Aid, Relief, and Economic Security Act, known as the “CARES” Act. In response to the pandemic and the volatile oil and gas market environment, earlier this year, the Company has taken numerous actions to increase its financial flexibility and preserve liquidity, including reducing headcount, decreasing cash compensation for executive officers and the Board of Directors, and cutting back discretionary spending. In the third quarter, the Company continued its cost reduction efforts, including negotiation of key supplier, logistics and lease contracts, as well as reductions in operating expenses in its Data Analytics segment. Chemistry Technologies Segment In the third quarter, the Chemistry Technologies segment improved sequentially with a 52% increase in revenue driven by an uptick in energy chemistry activity as demand picked up in domestic and international markets. Furthermore, the Company rationalized its inventory, streamlining its product portfolio by 35% and consequently, Flotek recorded a write-down related to E&O inventory, as previously discussed. Within its sanitizer and disinfectant operations, Flotek continues to actively sell FDA and EPA-registered products across multiple end-markets, including selling on Amazon. During the third quarter, the Company expanded its offering to include disinfectant and surface cleaners in its existing sanitizer line to establish a full-product offering for the janitorial and sanitizing (JanSan) community, particularly those in commercial and industrial applications. Following a strong second quarter of growth, Flotek experienced pricing pressure in its sanitizer business in the third quarter, as suppliers with lower quality products offered steep discounts to liquidate inventory ahead of the anticipated tightening of regulatory standards. Flotek expects this disruption to be temporary with excess, low-quality inventory beginning to dissipate from the market. Data Analytics Segment As previously announced, in May, Flotek acquired 100% ownership of JP3, an equipment and data company that automates real-time data and analytics to the energy industry to maximize the value of their hydrocarbons. Third quarter results for the Data Analytics segment include the first full quarter of JP3 results.

During the quarter, results for Data Analytics were impacted by reductions in capital budgets by midstream and downstream customers, following the extended impact of COVID-19. As a result of these conditions and the planned transitions to a recurring revenue business model, the Company conducted an impairment analysis which resulted in goodwill and finite-lived intangible assets impairment charges for JP3 in the third quarter, as previously referenced. During the quarter, the Company focused on reducing operating expenses, implementing a headcount reduction of 35% within the segment, as well as decreasing other operational costs not directly tied to near-term revenue generation. As a part of the Company’s inventory rationalization study, Flotek identified write-downs related to E&O inventory for the segment, as previously referenced. Additionally, during the quarter, the Company completed its inventory review for JP3 following the acquisition and identified $2.3 million in measurement period adjustments. Looking forward, the Company is actively focusing on key growth opportunities to transform the business, including: • International market entry, with a focus on the Middle East, Africa and Asia, bolstered by a newly hired Middle East-based business development leader. • Transition from a traditional equipment-based sales model to a recurring, subscription-based model. • Leveraging the collaborative agreement with Phillips 66 to deploy JP3 technology to reduce transmix and deliver cost savings, expand market adoption among refine fuel producers, transporters and distribution terminal operations. Board of Directors and Executive Management Updates • Flotek recently announced the appointment of Michael Fucci to its Board of Directors. Mr. Fucci was the Former Chairman of Deloitte U.S. LLP and is a thought leader on human capital, diversity & inclusion and business transformation. He brings a strong track record of financial and operational expertise to the board. Mr. Fucci’s announcement expands Flotek’s board to a total of eight directors. • TengBeng Koid, President of Global Business, has expanded his role with the Company to lead the Data Analytics segment. Conference Call Details Flotek will host a conference call on Tuesday, November 17, 2020 at 11:00 am CST (12:00 p.m. EST) to discuss its third quarter operating results ended September 30, 2020. To participate in the call, participants should dial 844-835-9986 approximately five minutes prior to the start of the call. The call can also be accessed from Flotek’s website at www.flotekind.com. About Flotek Industries, Inc. Flotek Industries, Inc. is a technology-driven, specialty chemistry and data company that serves customers across industrial, commercial and consumer markets. Flotek’s Chemistry Technologies segment develops, manufactures, packages, distributes, delivers, and markets high-quality sanitizers and disinfectants for commercial, governmental and personal consumer use. Additionally, Flotek empowers the energy industry to maximize the value of their hydrocarbon streams and improve return on invested capital through its real-time data platforms and chemistry technologies. Flotek serves downstream, midstream and upstream customers, both domestic and international. Flotek is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol "FTK." For additional information, please visit Flotek's web site at www.flotekind.com. Forward-Looking Statements

Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward- looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the "Risk Factors" section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release. Inquiries, contact: Danielle Allen Senior Vice President, Chief of Staff E: DAllen@flotekind.com P: (713) 726-5322

Flotek Industries, Inc. Unaudited Condensed Consolidated Balance Sheets (in thousands, except share data) September 30, 2020 December 31, 2019 ASSETS Current assets: Cash and cash equivalents 49,193 $ 100,575 Restricted cash 664 663 Accounts receivable, net of allowance for doubtful accounts of $1,150 and $1,527 at September 30, 2020 and December 31, 2019, respectively 10,629 15,638 Inventories, net 14,370 23,210 Income taxes receivable 754 631 Other current assets 3,427 13,191 Total current assets 79,037 153,908 Property and equipment, net 8,694 39,829 Operating lease right-of-use assets 2,368 16,388 Goodwill 8,092 — Deferred tax assets, net 249 152 Other intangible assets, net - 20,323 Other long-term assets 33 — TOTAL ASSETS $ 98,473 $ 230,600 LIABILITIES AND STOCKHOLDERS' & EQUITY Current liabilities: Accounts payable $ 6,201 $ 16,231 Accrued liabilities 13,084 24,552 Income taxes payable 25 — Interest payable 22 — Current portion of long-term debt 3,462 — Current portion of operating lease liabilities 651 486 Current portion of finance lease liabilities 58 55 Total current liabilities 23,503 41,324 Long-term debt, less current portion 2,201 — Deferred revenue, long-term 104 — Long-term operating lease liabilities 8,408 16,973 Long-term finance lease liabilities 114 158 Deferred tax liabilities, net 14 116 Total liabilities 34,344 58,571 Stockholders' Equity: Preferred stock, $0.0001 par value, 100,000 shares authorized; no shares issued and outstanding — — Common stock, $0.0001 par value, 140,000,000 shares authorized; 77,972,135 shares issued and 73,323,001 shares outstanding at September 30, 2020; 63,656,897 shares issued and 59,511,416 shares outstanding at December 31, 2019 7 6 Additional paid-in capital 358,726 347,564 Accumulated other comprehensive income 11 181 Accumulated deficit (261,008) (142,238) Treasury stock, at cost; 4,649,134 and 4,145,481 shares at September 30, 2020 and December 31, 2019 respectively (33,607) (33,484) Total stockholders' equity 64,129 172,029 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $ 98,473 $ 230,600 (1) Results of the Company’s Consumer and Industrial Chemistry Technologies (“CICT”) segment are presented as discontinued operations for all periods. (2) Prior periods presented for 2019 have been adjusted to reflect revisions to results determined not to be material to those prior periods.

Flotek Industries, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended	
	9/30/2020	9/30/2019	6/30/2020	9/30/2020	9/30/2019
Revenue	$ 12,739	$ 21,879	$ 8,880	$ 41,035	$ 99,827
Costs and expenses:					
Operating expenses (excluding depreciation and amortization)	29,466	23,622	11,632	63,939	105,711
Corporate general and administrative	2,679	5,685	5,395	12,568	19,020
Depreciation and amortization	518	2,058	468	3,177	6,437
Research and development	1,480	2,297	1,638	5,673	6,658
(Gain) loss on disposal of long-lived assets	(37)	3	(22)	(92)	1,096
Impairment of goodwill	11,706	-	-	11,706	-
Impairment of fixed and long-lived assets	12,521	-	-	69,975	-
Total costs and expenses	58,333	33,665	19,111	166,946	138,922
Loss from operations	(45,594)	(11,786)	(10,231)	(125,911)	(39,095)
Other (expense) income:					
Gain on Lease Termination	-	-	576	576	-
Interest expense	(19)	(1)	(16)	(40)	(2,014)
Other income, net	291	436	78	322	1,238
Total other income (expense), net	272	435	638	858	(776)
Loss before income taxes	(45,322)	(11,351)	(9,593)	(125,053)	(39,871)
Income tax benefit	81	191	32	6,282	694
Loss from continuing operations	(45,241)	(11,160)	(9,561)	(118,771)	(39,177)
Income from discontinued operations, net of tax	-	117	-	-	44,583
Net (loss) income	(45,241)	(11,043)	(9,561)	(118,771)	5,406
Basic earnings (loss) per common share:					
Continuing operations	$ (0.66)	$ (0.19)	$ (0.14)	$ (1.75)	$ (0.67)
Discontinued operations, net of tax	-	-	-	-	0.76
Basic earnings (loss) per common share	$ (0.66)	$ (0.19)	$ (0.14)	$ (1.75)	$ 0.09
Diluted earnings (loss) per common share:					
Continuing operations	$ (0.66)	$ (0.19)	$ (0.14)	$ (1.75)	$ (0.67)
Discontinued operations, net of tax	-	-	-	-	0.76
Diluted earnings (loss) per common share	$ (0.66)	$ (0.19)	$ (0.14)	$ (1.75)	$ 0.09
Weighted average common shares:					
Weighted average common shares used in computing basic earnings (loss) per common share	68,217	58,608	66,035	68,063	58,491
Weighted average common shares used in computing diluted earnings (loss) per common share	68,217	58,608	66,035	68,063	58,491

(1) Results of the Company's Consumer and Industrial Chemistry Technologies ("CICT") segment are presented as discontinued operations for all periods.

(2) Prior periods presented for 2019 have been adjusted to reflect revisions to results determined not to be material to those prior periods.

FLOTEK INDUSTRIES, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) Nine months ended September 30, 2020 2019 Cash flows from operating activities: Net (loss) income $ (118,771) $ 5,406 Less: Income from discontinued operations, net of tax — 44,583 Loss from continuing operations (118,771) (39,177) Adjustments to reconcile loss from continuing operations to net cash (used in) provided by operating activities: Change in fair value of contingent consideration 3,200 — Depreciation and amortization 3,177 6,437 Amortization of deferred financing costs — 1,428 Provision for doubtful accounts 494 426 Provision for excess and obsolete inventory 10,465 — Impairment of goodwill 11,706 — Impairment of right-of-use assets 7,434 — Impairment of fixed assets 30,178 — Impairment of intangible assets 32,363 — Gain/(loss) on disposal of long-lived assets (668) 1,096 Non-cash lease expense 299 813 Stock compensation expense 2,208 2,829 Deferred income tax provision (199) 17,983 Reduction in tax benefit related to share-awards — 24 Changes in current assets and liabilities: Accounts receivable, net 4,714 21,629 Inventories, net 3,186 3,000 Income taxes receivable (140) 2,853 Other current assets 823 (4,036) Other long-term assets (16) 3,286 Accounts payable (11,906) (4,434) Accrued liabilities (17,689) (14,205) Income taxes payable 25 595 Interest payable 22 (8) Net cash provided (used in) by operating activities (39,095) 539 Cash flows from investing activities: Capital expenditures (836) (1,869) Proceeds from sale of business 9,907 155,498 Proceeds from sale of assets 86 234 Purchase of JP3, net of cash acquired (26,284) — Purchase of patents and other intangible assets (8) (590) Net cash (used in) provided by investing activities (17,135) 153,273 Cash flows from financing activities: Borrowings on revolving credit facility — 42,984 Repayments on revolving credit facility — (92,613) Proceeds from Paycheck Protection Program loan 4,788 — Purchase of treasury stock related to share-based awards (123) (207) Proceeds from sale of common stock 416 7 Payments for finance leases (152) (51) Net cash provided by (used in) financing activities 4,929 (49,880) Discontinued operations: Net cash used in operating activities — (321) Net cash provided by investing activities — 337 Net cash flows provided discontinued operations — 16 Effect of changes in exchange rates on cash and cash equivalents (80) 2 Net (decrease) increase in cash and cash equivalents and restricted cash (51,381) 103,950 Cash and cash equivalents at beginning of period 100,575 3,044 Restricted cash at beginning of period $ 663 $ — Cash and cash equivalents and restricted cash at beginning of period $ 101,238 $ 3,044 Cash and cash equivalents at end of period $ 49,193 $ 106,994 Restricted cash at the end of period $ 664 $ 663 Cash and cash equivalents and restricted cash at end of period $ 49,857 $ 107,657

Flotek Industries, Inc.
Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings
(in thousands)

GAAP Loss from Continuing Operations and Reconciliation to Adjusted EBITDA (Non-GAAP)

	Three Months Ended			Nine Months Ended	
	9/30/2020	9/30/2019	6/30/2020	9/30/2020	9/30/2019
Loss from Continuing Operations (GAAP)	$ (45,241)	$ (11,160)	$ (9,561)	$ (118,771)	$ (39,177)
Interest Expense	19	1	16	40	2,014
Interest Income	(206)	(571)	12	(463)	(1,483)
Income Tax Benefit	(81)	(191)	(32)	(6,282)	(694)
Depreciation and Amortization	518	2,058	468	3,177	6,437
Impairment of Goodwill	11,706	-	-	11,706	-
Impairment of Fixed and Long Lived Assets	12,521	-	-	69,975	-
EBITDA (Non-GAAP)	$ (20,764)	$ (9,863)	$ (9,097)	$ (40,618)	$ (32,903)
Stock Compensation Expense	690	1,160	1,059	2,211	2,829
Severance and Retirement	749	658	1,227	3,514	2,735
Inventory Write-Down	9,565	-	-	11,033	-
M&A Transaction Costs	3,219	-	498	3,717	-
Inventory Step-Up	81	-	155	236	-
Shareholder-Related Activities	-	4	-	-	656
(Gain) loss on Disposal of Assets	(37)	3	(22)	(91)	1,096
Gain on Lease Termination	-	-	(576)	(577)	-
Supply Chain Contract Commitment	-	-	-	825	-
Adjusted EBITDA (Non-GAAP)	$ (6,497)	$ (8,038)	$ (6,756)	$ (19,750)	$ (25,587)

(1) Management believes that adjusted EBITDA for the three and nine months ended September 30, 2020 and September 30, 2019, and the three months ended June 31, 2020, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods. Management views the expenses noted above to be outside of the Company's normal operating results. Management analyzes operating results without the impact of the above items as an indicator of performance, to identify underlying trends in the business and cash flow from continuing operations, and to establish operational goals.

(2) Results of the Company's Consumer and Industrial Chemistry Technologies ("CICT") segment are presented as discontinued operations for all periods.

(3) Prior periods presented for 2019 have been adjusted to reflect revisions to results determined not to be material to those prior periods.

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